  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 1999

                                                  REGISTRATION NO. 333-11311
============================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D. C. 20549
           _____________________________________________
                          AMENDMENT NO. 1
                            TO FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933
           _____________________________________________

                       REHABCARE GROUP, INC.
       (Exact name of registrant as specified in its charter)

              DELAWARE                 7733 FORSYTH BLVD., 18TH FLOOR           51-0265872
  (State or other jurisdiction of        ST. LOUIS, MISSOURI 63105          (I.R.S. Employer
   incorporation or organization)              (314) 863-7422              Identification No.)
                                  (Address of Principal Executive Offices)

                          REHABCARE GROUP, INC.
                           AMENDED AND RESTATED
                     1996 LONG-TERM PERFORMANCE PLAN
                         (Full title of the plan)

                           JOHN R. FINKENKELLER
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                          REHABCARE GROUP, INC.
                      7733 FORSYTH BLVD., 18TH FLOOR
                        ST. LOUIS, MISSOURI 63105
                              (314) 863-7422
                   (Name, address and telephone number,
                including area code, of agent for service)

                                 COPY TO:
                          ROBERT M. LAROSE, ESQ.
                           THOMPSON COBURN LLP
                    ONE MERCANTILE CENTER, SUITE 3400
                        ST. LOUIS, MISSOURI  63101
                        TELEPHONE:  (314) 552-6000
                        FACSIMILE:  (314) 552-7000


                                            CALCULATION OF REGISTRATION FEE
==============================================================================================================================
              TITLE OF                 AMOUNT TO BE              PROPOSED            PROPOSED MAXIMUM           AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED           MAXIMUM OFFERING       AGGREGATE OFFERING       REGISTRATION FEE
                                                           PRICE PER SHARE<F2>          PRICE<F2>
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value<F1>        1,000,000                $20.625                $20,625,000              $5,733.75
==============================================================================================================================

<F1>    Includes one attached Preferred Stock Purchase Right per share.
<F2>    The Registrant previously paid $3,982.75 on September 3, 1996 in connection with the filing by Registrant of a Registration Statement on Form S-8 (File No. 333-11311) to register 700,000 (1,050,000 following a three-for-two stock split) shares of RehabCare Group, Inc. common stock to be issued pursuant to the RehabCare Group, Inc. 1996 Long-Term Performance Plan. This filing is solely to register 1,000,000 additional shares which may be issued pursuant to the RehabCare Group, Inc. Amended and Restated 1996 Long-Term Performance Plan. The proposed maximum aggregate offering price has been estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and is based upon a price of $20.625 per share, being the average of the high and low transaction prices of the Company's Common Stock per share as reported on the New York Stock Exchange on August 30, 1999.

============================================================================

                       REHABCARE GROUP, INC.
                        AMENDED AND RESTATED
                  1996 LONG-TERM PERFORMANCE PLAN


                          EXPLANATORY NOTE
                          ----------------

        This Amendment No. 1 to Registration Statement on Form S-8 is being filed by RehabCare Group, Inc., a Delaware corporation (the "Company"), in connection with the registration of an additional 1,000,000 shares of the Company's common stock, $.01 par value per share, to be issued pursuant to the RehabCare Group, Inc. Amended and Restated 1996 Long-Term Performance Plan. The contents of the Registration Statement on Form S-8 (File No. 333-11311), filed by the Company with the Securities and Exchange Commission on September 3, 1996, are incorporated herein by reference.

Item 8. Exhibits.
        --------

        See Exhibit Index located at page 4 hereof.

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement (File No. 333-11311) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on September 1, 1999.

                    REHABCARE GROUP, INC.


                    By:  /s/ John R. Finkenkeller
                        ------------------------------------------------
                        John R. Finkenkeller, Senior Vice President,
                        Chief Financial Officer and Secretary

                         POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Alan C. Henderson and John R. Finkenkeller and any of them (with full power to each of them to act alone) the true and lawful attorneys-in fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other government or regulatory authority), and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                             Title                             Date
        ---------                             -----                             ----

/s/ Alan C. Henderson            President, Chief Executive Officer        September 1, 1999
------------------------------   and Director
Alan C. Henderson
(Principal Executive Officer)

/s/ John R. Finkeller            Senior Vice President, Chief Financial    September 1, 1999
------------------------------   Officer and Secretary
John R. Finkenkeller
(Principal Financial and
Accounting Officer)

/s/ William G. Anderson          Director                                  September 1, 1999
------------------------------
William G. Anderson

                             - 2 -




/s/ Richard E. Ragsdale          Director                                  September 1, 1999
------------------------------
Richard E. Ragsdale

/s/ John H. Short                Director                                  September 1, 1999
------------------------------
John H. Short, Ph.D.

/s/ H. Edwin Trusheim            Director                                  September 1, 1999
------------------------------
H. Edwin Trusheim

/s/ Theodore M. Wight            Director                                  September 1, 1999
------------------------------
Theodore M. Wight

                          EXHIBIT INDEX
                          -------------


Exhibit
Number                        Description
------                        -----------

4.1 RehabCare Group, Inc. Amended and Restated 1996 Long-Term Performance Plan, filed as Appendix A to the Company's definitive Proxy Statement for the 1999 Annual Meeting of Stockholders held April 30, 1999, and incorporated herein by reference.

5.1 Opinion of Thompson Coburn LLP, as to the legality of the securities being registered.

23.1    Consent of Thompson Coburn LLP (included in Exhibit 5.1).

23.2    Consent of KPMG LLP.

24 Power of Attorney (included on the signature pages to this Registration Statement).

                             - 4 -